UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2014

BOISE CASCADE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-35805	20-1496201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 3, 2014, Boise Cascade Company (the “Company”) issued a press release announcing that Boise Cascade Holdings, L.L.C. (“BC Holdings”), the holder of approximately 19.8% of the Company’s outstanding common stock, distributed 7,785,938 shares of common stock to its members, including Forest Products Holdings, L.L.C., an entity controlled by Madison Dearborn Capital Partners IV, L.P. Following this distribution, BC Holdings does not own any shares of the Company’s common stock. All of the distributed shares were in turn distributed by Forest Products Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P. to their respective members and partners and, as a result, neither entity holds any shares of the Company’s common stock following the distribution.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

The following exhibit is furnished herewith.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release of Boise Cascade Company dated March 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: March 4, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release of Boise Cascade Company dated March 3, 2014